UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

American Well Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39515	20-5009396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street 26th Floor
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 204-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2022, American Well Corporation (the “Company”) entered into a Master Services Agreement (the “MSA”) and related Statement of Work (the “SOW”, and together with the MSA, the “Agreements”) with Elevance Health, Inc. f/n/a/ Anthem Inc. (“Elevance Health”), effective as of January 1, 2023, which extend the parties’ partnership and supersedes the Company’s Amended and Restated Vendor Agreement, dated December 23, 2014, by and between the Company and Elevance Health, as amended. Pursuant to the Agreements, we operate a white-labelled digital care delivery platform on behalf of Elevance Health under the brand name LiveHealth Online®. Elevance Health is obligated to pay us annual subscription fees and Per Member Per Month (PMPM) fees and may engage us for certain mutually agreed upon professional services, development, innovation and engagement marketing services.

Each of the Agreements has an initial term of 3 years, commencing on January 1, 2023 and ending on December 31, 2025, and thereafter automatically renews for successive one-year terms unless terminated by either party. Each party may terminate each Agreement after the lapse of a cure period for material breaches of the applicable Agreement by the other party or bankruptcy or insolvency of the other party, and in the case of Elevance Health, upon a breach by the Company of certain security or confidentiality provisions, the occurrence of certain change-of-control transactions, or the occurrence of certain compliance defaults.

In addition, on November 28, 2022, Online Care Group, PC (“OCG”), the Company’s clinical partner, entered into two different provider agreements (collectively, the “Provider Agreements”) with Elevance Health related entities. Pursuant to the Provider Agreements, OCG will continue to provide prioritized access to a 50-state network of clinical professionals who will provide digital care consultations to Elevance Health members via the LiveHealth Online platform in consideration of certain access and per consultation fees. The Provider Agreements have an initial term of 3 years, commencing on January 1, 2023 and ending on December 31, 2025, and thereafter automatically renews for successive one-year terms unless terminated by either party. Either party may terminate the Provider Agreements without cause with such termination to be effective on or after the expiration date of the initial three-year term or any renewal term that may then be existing, by giving at least three hundred and sixty-five (365) days prior written notice of termination to the other party. In addition, either party may terminate the Provider Agreements upon the other party’s bankruptcy or occurrence of other specified events.

The foregoing description of the Agreements and Provider Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements and the Provider Agreements, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

10.1*†	Master Services Agreement, dated as of November 28, 2022, by and between American Well Corporation and Elevance Health, Inc.
10.2*	Statement of Work, dated as of November 28, 2022, by and between American Well Corporation and Elevance Health, Inc.
10.3*	Provider Agreement, dated as of November 28, 2022, by and between Blue Cross of California doing business as Anthem Blue Cross and Online Care Group, P.C.
10.4*

Provider Agreement, dated as of November 28, 2022, by and among Rocky Mountain Hospital and Medical Service, Inc., doing business as Anthem Blue Cross and Blue Shield and HMO Colorado, Inc. doing business as HMO Colorado, Anthem Health Plans, Inc. doing business as Anthem Blue Cross and Blue Shield, Anthem Insurance Companies, Inc. and Blue Cross Blue Shield Healthcare Plan of Georgia, Inc. d/b/a Anthem Blue Cross and Blue Shield, Anthem Insurance Companies, Inc. doing business as Anthem Blue Cross and Blue Shield, Anthem Health Plans of Kentucky, Inc. d/b/a Anthem Blue Cross and Blue Shield, Anthem Health Plans of Maine, Inc. doing business as Anthem Blue Cross and Blue Shield, RightCHOICE Managed Care, Inc., Anthem Health Plans of New Hampshire, Inc. doing business as Anthem Blue Cross and Blue Shield and Matthew Thornton Health Plan, Inc., Rocky Mountain Hospital and Medical Service, Inc. doing business as Anthem Blue Cross and Blue Shield and HMO Colorado, Inc. doing business as HMO Nevada, Empire Health Choice HMO, Inc. (d/b/a Empire BlueCross BlueShield HMO or Empire Blue Cross HMO) and Empire Health Choice Assurance, Inc. (d/b/a Empire BlueCross BlueShield or Empire Blue Cross), Community Insurance Company doing business as Anthem Blue Cross and Blue Shield, Anthem Health Plans of Virginia, Inc. doing business as Anthem Blue Cross and Blue Shield, Blue Cross Blue Shield of Wisconsin doing business as Anthem Blue Cross and Blue Shield and Online Care Group, P.C.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. Such redacted terms are those that the Company customarily and actually treats as private or confidential and are not material.

† Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WELL CORPORATION

Date:	December 1, 2022	By:	/s/ Bradford Gay
Bradford Gay Senior Vice President & General Counsel